Exhibit 99.2



Notes to Footnote 2:

The following table sets forth the number of shares of Series C Convertible Preferred Stock held by the reporting persons and the number of shares of Common Stock issuable upon conversion of such shares. Each share of Series C Convertible Preferred Stock is convertible into one share of Common Stock. Thomas Weisel Partners Group LLC is the managing member of an entity that is (i) the managing member of Tailwind Capital Partners LLC and (ii) the general partner of TWP 2000 Co-Investment Fund, L.P., and thus may be deemed to beneficially own the shares beneficially owned by these entities. Tailwind Capital Partners LLC is (i) the general partner of Thomas Weisel Capital Partners, L.P., TWP CEO Founders' Circle (AI), L.P., TWP CEO Founders' Circle
(QP), L.P. and Thomas Weisel Capital Partners Employee Fund, L.P. and (ii) the managing member of the general partner of Thomas Weisel Capital Partners (Dutch), L.P. and Thomas Weisel Capital Partners (Dutch II), L.P., and thus may be deemed to beneficially own the shares held by these entities. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

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         Holder              Shares of Series C        Shares of Common Stock
                           Convertible Preferred     Issuable Upon Conversion of
                          Stock held by the Holder    the Series C Convertible
                                                           Preferred Stock
--------------------------------------------------------------------------------
Thomas Weisel Capital
  Partners, L.P.                2,240,311                      2,240,311
--------------------------------------------------------------------------------
TWP CEO Founders' Circle
  (AI), L.P.                       51,760                        51,760
--------------------------------------------------------------------------------
TWP CEO Founders' Circle
  (QP), L.P.                      189,106                        189,106
--------------------------------------------------------------------------------
Thomas Weisel Capital
  Partners (Dutch), L.P.           52,412                        52,412
--------------------------------------------------------------------------------
Thomas Weisel Capital
  Partners (Dutch II), L.P.        52,412                        52,412
--------------------------------------------------------------------------------
Thomas Weisel Capital
  Partners Employee
  Fund, L.P                        21,082                        21,082
--------------------------------------------------------------------------------
TWP 2000 Co-Investment
  Fund, L.P.                       33,762                        33,762
--------------------------------------------------------------------------------


Notes to Footnote 3:

The following table sets forth the number of shares of Series D Convertible Preferred Stock held by the reporting persons and the number of shares of Common Stock issuable upon conversion of such shares. Each share of Series D Convertible Preferred Stock is convertible into one share of Common Stock. Thomas Weisel Partners Group LLC is the managing member of an entity that is (i) the managing member of Tailwind Capital Partners LLC and (ii) the general partner of TWP 2000 Co-Investment Fund, L.P., and thus may be deemed to beneficially own the shares beneficially owned by these entities. Tailwind Capital Partners LLC is (i) the general partner of Thomas Weisel Capital Partners, L.P., TWP CEO Founders' Circle (AI), L.P., TWP CEO Founders' Circle
(QP), L.P. and Thomas Weisel Capital Partners Employee Fund, L.P. and (ii) the managing member of the general partner of Thomas Weisel Capital Partners (Dutch), L.P. and Thomas Weisel Capital Partners (Dutch II), L.P., and thus may be deemed to beneficially own the shares held by these entities. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

--------------------------------------------------------------------------------
         Holder               Shares of Series D      Shares of Common Stock
                             Convertible Preferred   Issuable Upon Conversion of
                            Stock held by the Holder  the Series D Convertible
                                                         Preferred Stock
--------------------------------------------------------------------------------
Thomas Weisel Capital
  Partners, L.P.                   68,269                        68,269
--------------------------------------------------------------------------------
TWP CEO Founders' Circle
  (AI), L.P.                        1,577                         1,577
--------------------------------------------------------------------------------
TWP CEO Founders' Circle
  (QP), L.P.                        5,763                         5,763
--------------------------------------------------------------------------------
Thomas Weisel Capital
  Partners (Dutch), L.P.            1,597                         1,597
--------------------------------------------------------------------------------
Thomas Weisel Capital
  Partners (Dutch II), L.P.         1,597                         1,597
--------------------------------------------------------------------------------
Thomas Weisel Capital
  Partners Employee
  Fund, L.P                           643                           643
--------------------------------------------------------------------------------
TWP 2000 Co-Investment
  Fund, L.P.                        1,029                         1,029
--------------------------------------------------------------------------------